EX 99.28 (d)(1)(xiii)

Amendment to
Investment Advisory and Management Agreement between
Curian Variable Series Trust and Curian Capital, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Curian Capital, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated December 19, 2011, as amended (“Agreement”), whereby the Adviser agreed to serve as the investment adviser and business manager for the Funds of the Trust.

Whereas, the parties have agreed to amend Schedule A, Schedule B, and Schedule C of the Agreement to add the following new Fund (“New Fund”), to add the New Fund’s fee schedule, to add the New Fund’s Subsidiary, to amend the name of the following existing Fund (“Fund Name Change”), and to remove the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund:

New Fund (effective April 28, 2014)
1)      Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund;

New Fund’s Subsidiary (effective April 28, 2014)
1)      Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.; and

Fund Name Change (effective April 28, 2014)
1)      From: Curian/Urdang International REIT Fund
  To: Curian/CenterSquare International REIT Fund.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.  Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.  Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

3.  Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C attached hereto.

4.  Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of February 26, 2014 effective as of April 28, 2014.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust		Curian Capital, LLC

By:	/s/ Angela R. Burke	By:	/s/ Michael A. Bell
Name:	Angela R. Burke	Name:	Michael A. Bell
Title:	Assistant Secretary	Title:	President and Chief Executive Officer

Schedule A
Dated: April 28, 2014
 (List of Funds)

Funds
Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Real Assets Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Global Growth Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/CenterSquare International REIT Fund
Curian/DFA U.S. Micro Cap Fund
Curian/DoubleLine Total Return Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian Focused International Equity Fund
Curian Focused U.S. Equity Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund

A-1

Funds
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund
Curian/T. Rowe Price Capital Appreciation Fund
Curian/UBS Global Long Short Fixed Income Opportunities Fund
Curian/Van Eck International Gold Fund

A-2

Schedule B
Dated: April 28, 2014
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Guidance – Interest Rate Opportunities Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Multi-Strategy Income Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Equity Income Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Moderate Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Maximum Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Tactical Moderate Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Tactical Maximum Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 65 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Institutional Alt 100 Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – International Opportunities Growth Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Equity 100 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Fixed Income 100 Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Guidance – Real Assets Fund	$0 to $500 million Over $500 million	.15% .10%
Curian Tactical Advantage 35 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 60 Fund	$0 to $1 billion Over $1 billion	.75% .70%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian Tactical Advantage 75 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Dynamic Risk Advantage – Diversified Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian Dynamic Risk Advantage – Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian Dynamic Risk Advantage – Income Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Aberdeen Latin America Fund	$0 to $1 billion Over $1 billion	1.35% 1.30%
Curian/American Funds® Global Growth Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Ashmore Emerging Market Small Cap Equity Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/Baring International Fixed Income Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/BlackRock Global Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/CenterSquare International REIT Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/DFA U.S. Micro Cap Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/DoubleLine Total Return Fund	$0 to $1 billion Over $1 billion	.50% .45%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian Focused International Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian Focused U.S. Equity Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/Franklin Templeton Frontier Markets Fund	$0 to $1 billion Over $1 billion	1.40% 1.35%
Curian/Franklin Templeton Natural Resources Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Lazard International Strategic Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Neuberger Berman Currency Fund	$0 to $1 billion Over $1 billion	.70% .65%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.40% .35%
Curian/PineBridge Merger Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Schroder Emerging Europe Fund	$0 to $1 billion Over $1 billion	1.10% 1.05%
Curian/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
Curian/T. Rowe Price Capital Appreciation Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/Van Eck International Gold Fund	$0 to $1 billion Over $1 billion	.80% .75%

Schedule C
Dated April 28, 2014
(List of Adviser’s Investment Advisory Agreements with Funds’ Subsidiaries)

Funds	Subsidiaries*
Curian/AQR Risk Parity Fund	Curian/AQR Risk Parity Fund Ltd.
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund	Curian/ Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.
Curian/Van Eck International Gold Fund	Curian/Van Eck International Gold Fund Ltd.

* The Adviser has entered into an Investment Advisory Agreement with each subsidiary – which is wholly owned by the Fund listed opposite its name – pursuant to which the subsidiary is obligated to pay an investment advisory fee to the Adviser based on the same formula as set forth in Schedule B for its parent Fund.

C-1